SECTION 906 CERTIFICATION

      Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Wells Fargo Master Trust, hereby certifies, to the best of her knowledge, that the Trust's report on Form N-CSR for the period ended September 30, 2005 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


      Date: November 23, 2005

                                                      /s/ Karla M. Rabusch

                                                      Karla M. Rabusch
                                                      President
                                                      Wells Fargo Master Trust

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                            SECTION 906 CERTIFICATION

      Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Wells Fargo Master Trust, hereby certifies, to the best of her knowledge, that the Trust's report on Form N-CSR for the period ended September 30, 2005 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


      Date: November 23, 2005

                                                      /s/ Stacie D. DeAngelo

                                                      Stacie D. DeAngelo
                                                      Treasurer
                                                      Wells Fargo Master Trust